Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Company	Investor Relations
	Ned Mavrommatis	Liolios Group, Inc.
	Chief Financial Officer	Scott Liolios or Matt Glover
	Phone: 201-996-9000	Phone: 949-574-3860
	ned@id-systems.com	info@liolios.com

I.D. Systems Reports Record Quarterly Revenue and Net Income

Third Quarter Revenue Up 37%, Net Income $0.18 per Share,

Non-GAAP Net Income $0.25 per Share

Woodcliff Lake, NJ, November 7, 2012—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for tracking, securing and managing high-value enterprise assets, today reported financial results for the three and nine months ended September 30, 2012.

Third Quarter of 2012 Financial Results

•	Revenue increased 37% to a record $15.5 million from $11.3 million in the same period a year ago. The improvement was driven primarily by increased sales of the company’s wireless rental fleet management systems to Avis Budget Group. Recurring revenue in Q3 2012 was $4.3 million, attributable primarily to service contracts for the company’s transportation asset management products, which also posted a strong sales increase in the quarter.

•	Sales, general and administrative expenses decreased 4% to $5.5 million from $5.7 million in the third quarter a year ago, due primarily to a reduction in third-party services.

•	Gross margin increased to 56% from 52% in the same period a year ago.

•	Net income was a record $2.2 million, or $0.18 per basic and diluted share, compared to a net loss of $214,000, or $(0.02) per basic and diluted share, in the same year-ago period.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net income increased 349% to a record $3.0 million, or $0.25 per basic and diluted share, from non-GAAP net income of $665,000, or $0.06 per basic and diluted share, in the same year-ago period.

•	As of September 30, 2012, the company had $18.9 million in cash, cash equivalents and marketable securities, equating to $1.56 per share outstanding, with no debt.

First Nine Months of 2012 Financial Results

•	Revenue increased 24% to a record $34.0 million from $27.5 million in the same period a year ago. Recurring revenue in the nine months ended September 30, 2012 was a record $12.8 million.

•	Selling, general and administrative expenses increased 1% to $16.7 million from $16.5 million in the same year-ago period.

•	Gross margin remained consistent at 53%, unchanged from the same period a year ago.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net income was $1.0 million, or $0.08 per basic and diluted share, an improvement from a non-GAAP net loss of $1.3 million, or $(0.12) per basic and diluted share, in the same year-ago period.

•	Net loss improved to $1.5 million, or $(0.13) per basic and diluted share, from a net loss of $4.0 million, or $(0.37) per basic and diluted share, in the same period a year ago.

•	As of September 30, 2012, I.D. Systems had repurchased a total of 310,000 shares of its common stock under a stock repurchase program authorized in November of 2010, at an aggregate purchase price of approximately $1.3 million, including 45,000 shares at an aggregate purchase price of $193,000 during the first nine months of 2012. The program authorizes the repurchase of issued and outstanding shares of up to $3 million in aggregate value.

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Third Quarter of 2012 Operational Highlights

•	Delivery of approximately 20,000 rental fleet management units to Avis Budget Group for deployment across the Northeast U.S. and Canada. This increases the total units deployed to approximately 30,000, which is expected to generate $270,000 in recurring revenue per quarter over the next five years.

•	Repeat business with core customers in both the industrial fleet and transportation asset management markets, including Audi, Caterpillar, Continental Tire, Deere & Company, Ford Motor Company, International Paper, Kellogg Company, Knight Transportation, Kuehne + Nagel, Nestlé, Procter & Gamble, Swift Transportation, Toyota, the U.S. Postal Service, Walgreens, and Walmart.

•	New key customers in both the industrial fleet and transportation asset management markets, including: Detroit Diesel, a leading engine manufacturer and subsidiary of global automotive leader Daimler AG, which deployed I.D. Systems’ PowerFleet™ industrial vehicle management system (VMS); one of the world’s largest medical and consumer products companies, which ordered the I.D. Systems-hosted PowerBox™ VMS; a major national trucking company, which ordered the company’s VeriWise™ trailer management system; and National Retail Systems, which executed a five-year contract for the company’s Track and Trace trailer-tracking system valued at $1.7 million.

•	Continued deployments of industrial fleet management systems through forklift dealers and other channel partners. End users expanding or initiating business through channel partners during the third quarter included two Fortune 500 retailers, two national food and beverage retail chains, a women’s fashion retailer, and one of the world’s largest food producers.

•	The launch of a new software product—I.D. Systems Analytics—designed to provide a single, integrated view of industrial fleet activity across multiple locations, generating enterprise-wide benchmarks, peer-industry comparisons and deeper insights into material handling operations.

Management Commentary

“In the third quarter of 2012, we achieved our highest quarterly revenue to date and our 11th consecutive quarter of year-over-year revenue growth,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “With nine-month revenue of $34 million, we remain on pace to achieve a second consecutive year of record annual revenue, exceeding last year’s record of just under $40 million.

“We are also pleased to report record quarterly net income of $2.2 million and non-GAAP net income of $3.0 million in the third quarter. This reflects our ability to support near-term revenue growth without a commensurate increase in overhead costs.

“Our third quarter revenue growth was driven primarily by the successful completion of the first major phase of our rental fleet management system expansion for Avis Budget Group. With about 30,000 devices now deployed, we expect our patented wireless technology to generate a significant, steady revenue stream over the next five years. We can now also shift our focus to capitalizing on the significant additional growth opportunities within Avis’ global operations.

“Our positive results in the third quarter also reflect improved performance of our Asset Intelligence subsidiary, which produces our VeriWise transportation asset management systems. Unit sales for the first nine months of 2012 increased 47% over the same period in 2011. Due primarily to this increase, our deferred revenue grew to $10.1 million as of September 30, 2012.

“We continue to make progress toward our long-term strategic objectives. We remain focused on expanding sales of our vehicle and transportation asset management products with core customers, building a strong recurring revenue base and diversifying revenue sources through a variety of wireless technology applications, all while sustaining high gross margins. We look forward to reporting our further progress through the end of the year and into 2013.”

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Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Wednesday, November 7, 2012, at 4:45 p.m. Eastern time. Jeffrey Jagid, I.D. Systems’ chairman and CEO, will lead a discussion on the results of the quarter and other recent developments. After management’s discussion, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

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I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2012	2011	2012
Revenue:
Products	6,912,000	$11,273,000	$14,675,000	$21,745,000
Services	4,372,000	4,206,000	12,776,000	12,227,000
	11,284,000	15,479,000	27,451,000	33,972,000
Cost of revenue:
Cost of products	3,833,000	5,385,000	8,359,000	11,658,000
Cost of services	1,529,000	1,497,000	4,531,000	4,221,000
	5,362,000	6,882,000	12,890,000	15,879,000

Gross profit	5,922,000	8,597,000	14,561,000	18,093,000

Selling, general and administrative	5,669,000	5,467,000	16,490,000	16,727,000
Research and development expenses	827,000	1,098,000	2,603,000	3,297,000
	6,496,000	6,565,000	19,093,000	20,024,000
(Loss) income from operations	(574,000)	2,032,000	(4,532,000)	(1,931,000)
Interest income	60,000	116,000	160,000	335,000
Other income, net	300,000	19,000	350,000	50,000

Net (loss) income	$(214,000)	$2,167,000	$(4,022,000)	$(1,546,000)
Net (loss) income per share – basic	$(0.02)	$0.18	$(0.37)	$(0.13)
Net (loss) income per share – diluted	$(0.02)	$0.18	$(0.37)	$(0.13)
Weighted average common shares outstanding – basic	11,173,000	11,768,000	10,969,000	11,730,000
Weighted average common shares outstanding – diluted	11,173,000	12,141,000	10,969,000	11,730,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2012	2011	2012

Net (loss) income attributable to common stockholders	$(214,000)	$2,167,000	$(4,022,000)	$(1,546,000)
Depreciation and amortization	584,000	537,000	1,796,000	1,644,000
Stock-based compensation	295,000	285,000	911,000	865,000
Non-GAAP net income (loss)	$665,000	$2,989,000	$(1,315,000)	$963,000
Non-GAAP net income (loss) per share – basic and diluted	$0.06	$0.25	$(0.12)	$0.08

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I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2011*	September 30, 2012
		(Unaudited)
ASSETS
Cash and cash equivalents	$8,386,000	$4,631,000
Restricted cash	300,000	300,000
Investments – short term	6,904,000	6,115,000
Accounts receivable, net	7,947,000	7,328,000
Notes and lease receivable – current	1,217,000	739,000
Inventory, net	8,114,000	8,704,000
Deferred costs – current	1,950,000	3,047,000
Deferred tax asset – current	390,000	--
Prepaid expenses and other current assets	2,192,000	1,578,000
Total current assets	37,400,000	32,442,000

Investments – long term	9,779,000	7,844,000
Notes and lease receivable – less current portion	4,101,000	12,639,000
Deferred costs – less current portion	1,916,000	2,180,000
Fixed assets, net	3,092,000	2,564,000
Other assets	307,000	307,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	4,399,000	3,522,000
Total assets	$62,831,000	$63,335,000

LIABILITIES
Accounts payable and accrued expenses	$9,482,000	$8,125,000
Deferred revenue – current portion	3,090,000	4,846,000
Total current liabilities	12,572,000	12,971,000
Deferred rent	327,000	346,000
Deferred revenue – less current portion	4,332,000	5,267,000
Total liabilities	17,231,000	18,584,000
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,546,000 and 12,663,000 shares issued at December 31, 2011 and September 30, 2012, respectively; shares outstanding, 12,055,000 and 12,075,000 at December 31, 2011 and September 30, 2012, respectively	121,000	121,000
Additional paid-in capital	101,766,000	102,829,000
Accumulated deficit	(53,510,000)	(55,056,000)
Accumulated other comprehensive (loss) income	(49,000)	25,000
	48,328,000	47,919,000
Treasury stock, at cost	(2,728,000)	(3,168,000)
Total stockholders’ equity	45,600,000	44,751,000
Total liabilities and stockholders’ equity	$62,831,000	$63,335,000

 *Derived from audited balance sheet as of December 31, 2011.

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I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Nine months ended September 30,
	2011	2012
Cash flows from operating activities:
Net loss	$(4,022,000)	$(1,546,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	165,000	484,000
Proceeds from sale of New Jersey net operating loss carryforwards	--	390,000
Stock-based compensation expense	911,000	865,000
Depreciation and amortization	1,796,000	1,644,000
Issuance of warrants	137,000	--
Other non-cash items	73,000	19,000
Changes in:
Accounts receivable	498,000	147,000
Note and lease receivable	(2,254,000)	(8,060,000)
Inventory	(1,125,000)	(590,000)
Prepaid expenses and other assets	66,000	611,000
Deferred costs	393,000	(1,361,000)
Deferred revenue	488,000	2,691,000
Accounts payable and accrued expenses	(917,000)	(1,359,000)
Net cash used in operating activities	(3,791,000)	(6,065,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(211,000)	(238,000)
Purchase of investments	(2,889,000)	(4,252,000)
Maturities of investments	1,618,000	7,087,000
Net cash (used in) provided by investing activities	(1,482,000)	2,597,000

Cash flows from financing activities:
Proceeds from issuance of shares	4,605,000	--
Proceeds from exercise of stock options	35,000	101,000
Purchase of treasury shares	(1,050,000)	(193,000)
Net cash provided by (used in) financing activities	3,590,000	(92,000)

Effect of foreign exchange rate changes on cash and equivalents	(5,000)	(195,000)
Net decrease in cash and cash equivalents	(1,688,000)	(3,755,000)
Cash and cash equivalents - beginning of period	14,491,000	8,386,000
Cash and cash equivalents - end of period	$12,803,000	$4,631,000

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